Exhibit 99.1

DANAHER REPORTS RECORD FOURTH QUARTER 2012 RESULTS

WASHINGTON, D.C., January 29, 2013 — Danaher Corporation (NYSE:DHR) today announced results for the fourth quarter and full year 2012. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

Net earnings for the quarter ended December 31, 2012 were $630.4 million, or $0.89 per share on a diluted basis, a 12.5% increase over diluted net earnings per share of $0.79 for the fourth quarter 2011. Included in the fourth quarter 2012 results is a $0.02 per share benefit from a mark-to-market gain from the change in value of a currency swap agreement. Sales for the 2012 fourth quarter were $4.98 billion, 5.5% higher than the $4.72 billion reported for the 2011 fourth quarter. Core revenues increased 3.5% in the quarter compared to the fourth quarter of 2011.

Net earnings for the full year 2012 were $2.3 billion, or $3.23 per share on a diluted basis, compared with net earnings of $1.9 billion, or $2.77 per share on a diluted basis for the full year 2011. Revenues for the full year 2012 were $18.3 billion compared to $16.1 billion for the full year 2011, an increase of 13.5%. Core revenues increased 2.5% for the full year 2012 compared to the full year 2011.

The Company expects to close on the pending divestiture of its interest in Apex Tool Group within the next two weeks and as a result it is updating its full year 2013 non-GAAP adjusted diluted net earnings per share guidance range to $3.32 to $3.47 from a previous GAAP diluted net earnings per share range of $3.40 to $3.55. The Company anticipates that non-GAAP adjusted diluted net earnings per share for the quarter ending March 29, 2013 will be in the range of $0.72 to $0.77. The adjusted guidance excludes the anticipated gain on the disposition of Apex as well as any benefit related to the retroactive reinstatement of certain federal tax provisions contained in the American Tax Relief Act of 2012.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We were pleased by the strong finish to 2012, which was broad-based across most of our businesses. The team’s application of the Danaher Business System led to a solid year of earnings growth, year-over-year core margin expansion and outstanding cash flow performance including a record $3.0 billion of free cash flow generation. While cognizant of the current macroeconomic challenges, we will continue our focus on gaining market share and remaining active on the acquisition front in 2013.”

Danaher will discuss its results during its investor conference call today starting at 8:00 a.m. EST. The call and an accompanying slide presentation will be webcast on Danaher’s website at www.danaher.com. You can access a replay of the webcast on the “Investors” section of Danaher’s website, under the subheading “Investor Events.” A replay of the webcast will be available shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 888-637-7707 within the U.S. or 913-981-4903 outside the U.S. a few minutes before the 8:00 a.m. EST start and telling the operator that you are dialing in for Danaher’s earnings conference call (access code 2149164). A replay of the conference call will be available shortly after the conclusion of the call and until Tuesday, February 5, 2013. You can access the replay by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 2149164. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information.”

* * *

Danaher is a science and technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Our premier brands are among the most highly recognized in each of the markets we serve. The Danaher Business System provides a foundation to our 63,000 associates around the world, serving customers in more than 125 countries. In 2012, we generated $18.3 billion of revenue. For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding the anticipated timing of the closing of the pending divestiture of the Company’s interest in Apex Tool Group, the Company’s anticipated adjusted diluted net earnings per share for the first quarter and full year 2013, the Company’s anticipated focus on gaining market share and anticipated acquisition activity in 2013 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy and financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions (including our ability to effectively integrate the Beckman Coulter acquisition and realize the anticipated benefits therefrom), contingent liabilities relating to acquisitions (including our acquisition of Beckman Coulter) and divestures, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reduction and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental matters, risks relating to product defects and recalls, the impact of our debt obligations on our operations, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, labor matters, international economic, political, legal and business factors, risks relating to man-made and natural disasters, pension plan costs and our non-controlling interest in the Apex joint venture. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2011 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2012. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matt R. McGrew

Vice President, Investor Relations

Danaher Corporation

2200 Pennsylvania Ave, NW

Suite 800W

Washington, D.C. 20037

Telephone:	(202) 828-0850
Fax:	(202) 828-0860

DANAHER CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in millions except per share data)

Forecasted Earnings Per Share Guidance

	Three Months Ending March 29, 2013		Year Ending December 31, 2013
	Low End	High End	Low End	High End
Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.94	$0.99	$3.54	$3.69
Anticipated gain on the sale of investment in Apex Tool Group LLC in the first quarter of 2013 ($220 million pre-tax for each of the three and twelve month periods)	(0.19)	(0.19)	(0.19)	(0.19)
Retroactive reinstatement of certain federal tax provisions contained in the American Tax Relief Act of 2012.	(0.03)	(0.03)	(0.03)	(0.03)

Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.72	$0.77	$3.32	$3.47

Core Revenue Growth

Components of Revenue Growth	Three Months Ended December 31, 2012 vs. Comparable 2011 Period	Year Ended December 31, 2012 vs. Comparable 2011 Period

Core (non-GAAP)	3.5%	2.5%
Acquisitions (non-GAAP)	3.0%	13.0%
Impact of currency translation (non-GAAP)	-1.0%	-2.0%

Total Revenue Growth (GAAP)	5.5%	13.5%

Free Cash Flow

Year Ended December 31, 2012

Operating Cash Flow provided by continuing operations (GAAP)	$3,502.1
Less: Purchases of Property, Plant & Equipment from continuing operations	(458.3)

Free Cash Flow (Non-GAAP)	$3,043.8

Adjusted Diluted Net Earnings Per Share from Continuing Operations

We disclose the non-GAAP measure of adjusted diluted net earnings per share from continuing operations, which refers to GAAP diluted net earnings per share from continuing operations, excluding the items identified in the reconciliation schedule above. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this measure provides useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from this measure because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company’s overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue from existing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the impact from the divestiture of a product line the sales of which (prior to the divestiture) were included in sales from acquired businesses (“acquisition sales”), and (2) the impact of currency translation. The portion of GAAP revenue from existing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these non-GAAP measures provide useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

Free Cash Flow

We disclose the non-GAAP measure of free cash flow, as defined above. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, GAAP operating cash flow, and may not be comparable to similarly titled measures used by other companies.

Danaher’s management believes that this non-GAAP measure provides useful information to investors by reflecting an additional way of viewing aspects of Danaher’s operations that, when reconciled to GAAP operating cash flow, helps our investors to better understand the strength of Danaher’s earnings as well as Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in the business and grow the business through acquisitions and other strategic opportunities. A limitation of Danaher’s free cash flow measure is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)

($ and shares in millions, except per share data)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Sales	$4,975.2	$4,716.6	$18,260.4	$16,090.5
Cost of sales	(2,429.9)	(2,389.5)	(8,846.1)	(7,913.9)

Gross profit	2,545.3	2,327.1	9,414.3	8,176.6

Operating costs and other:
Selling, general and administrative expenses	(1,406.5)	(1,287.7)	(5,181.2)	(4,607.7)
Research and development expenses	(294.6)	(282.1)	(1,137.9)	(1,018.5)
Earnings from unconsolidated joint venture	18.9	21.9	69.9	66.8

Operating profit	863.1	779.2	3,165.1	2,617.2

Non-operating income (expense):
Loss on early extinguishment of debt	—	—	—	(32.9)
Interest expense	(40.8)	(37.4)	(157.5)	(141.6)
Interest income	1.0	0.3	3.2	5.1

Earnings from continuing operations before income taxes	823.3	742.1	3,010.8	2,447.8

Income taxes	(192.9)	(178.6)	(711.5)	(512.5)

Net earnings from continuing operations	630.4	563.5	2,299.3	1,935.3

Earnings from discontinued operations, net of income taxes	—	7.2	92.9	237.0

Net earnings	$630.4	$570.7	$2,392.2	$2,172.3

Net earnings per share from continuing operations:
Basic	$0.91	$0.82	$3.32	$2.86

Diluted	$0.89	$0.79	$3.23	$2.77

Net earnings per share from discontinued operations:
Basic	$0.00	$0.01	$0.13	$0.35

Diluted	$0.00	$0.01	$0.13	$0.34

Net earnings per share:
Basic	$0.91	$0.83	$3.45	$3.21

Diluted	$0.89	$0.80	$3.36	$3.11

Average common stock and common equivalent shares outstanding:
Basic	691.4	688.6	693.4	676.2
Diluted	709.6	711.4	713.1	701.2

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

($ and shares in millions)

	As of December 31
	2012	2011
ASSETS

Current Assets:
Cash and equivalents	$1,678.7	$537.0
Trade accounts receivable, less allowance for doubtful accounts of $121.4 and $117.4, respectively	3,267.3	3,049.9
Inventories	1,813.4	1,781.4
Prepaid expenses and other current assets	828.4	904.1

Total current assets	7,587.8	6,272.4

Property, plant and equipment, net	2,140.9	2,101.0
Investment in joint venture	548.3	521.9
Other assets	858.0	739.7
Goodwill	15,462.0	14,474.3
Other intangible assets, net	6,344.0	5,840.2

Total assets	$32,941.0	$29,949.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$55.5	$98.4
Trade accounts payable	1,546.3	1,422.4
Accrued expenses and other liabilities	2,604.3	2,651.2

Total current liabilities	4,206.1	4,172.0

Other long-term liabilities	4,363.4	3,598.9
Long-term debt	5,287.6	5,206.8
Stockholders’ Equity:
Common stock — $0.01 par value, 2.0 billion shares authorized; 774.6 and 761.1 issued; 687.5 and 687.7 outstanding, respectively	7.7	7.6
Additional paid-in capital	3,688.1	3,877.2
Retained earnings	15,379.9	13,056.9
Accumulated other comprehensive income (loss)	(59.2)	(36.9)

Total Danaher stockholders’ equity	19,016.5	16,904.8
Non-controlling interests	67.4	67.0

Total stockholders’ equity	19,083.9	16,971.8

Total liabilities and stockholders’ equity	$32,941.0	$29,949.5

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

($ in millions)

	Year Ended December 31
	2012	2011
Cash flows from operating activities:
Net earnings	$2,392.2	$2,172.3
Less earnings from discontinued operations, net of income taxes	92.9	237.0

Net earnings from continuing operations	2,299.3	1,935.3
Non-cash items:
Depreciation	497.8	350.7
Amortization	342.0	284.3
Stock compensation expense	109.9	95.6
Earnings from unconsolidated joint venture, net of cash dividends received	(25.4)	(18.4)
Change in deferred income taxes	184.9	271.4
Change in trade accounts receivable, net	(79.7)	(135.3)
Change in inventories	69.8	162.0
Change in trade accounts payable	57.0	36.6
Change in prepaid expenses and other assets	(100.3)	(111.0)
Change in accrued expenses and other liabilities	146.8	(139.1)

Total operating cash provided by continuing operations	3,502.1	2,732.1
Total operating cash used in discontinued operations	(87.1)	(105.8)

Net cash provided by operating activities	3,415.0	2,626.3

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(458.3)	(334.5)
Proceeds from disposals of property, plant and equipment and other assets	30.0	8.6
Proceeds from contribution of businesses to joint venture	—	14.8
Cash paid for acquisitions	(1,796.8)	(6,210.8)

Total investing cash used in continuing operations	(2,225.1)	(6,521.9)
Total investing cash used in discontinued operations	—	(5.5)
Proceeds from sale of discontinued operations	337.5	680.1

Net cash used in investing activities	(1,887.6)	(5,847.3)

Cash flows from financing activities:
Proceeds from the issuance of common stock	212.0	1,112.5
Payment of dividends	(86.4)	(61.3)
Purchase of treasury stock	(648.4)	—
Net proceeds from borrowings (maturities of 90 days or less)	195.9	854.0
Proceeds from borrowings (maturities longer than 90 days)	—	1,785.8
Repayments of borrowings (maturities longer than 90 days)	(61.5)	(1,602.4)

Net cash (used in) provided by financing activities	(388.4)	2,088.6

Effect of exchange rate changes on cash and equivalents	2.7	36.4

Net change in cash and equivalents	1,141.7	(1,096.0)

Beginning balance of cash and equivalents	537.0	1,633.0

Ending balance of cash and equivalents	$1,678.7	$537.0

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION (unaudited)

($ in millions)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Sales

Test & Measurement	$863.7	$855.5	$3,381.0	$3,390.9
Environmental	850.6	806.4	3,063.5	2,939.6
Life Sciences & Diagnostics	1,837.7	1,728.5	6,485.1	4,627.4
Dental	570.5	550.4	2,022.9	2,011.2
Industrial Technologies	852.7	775.8	3,307.9	3,121.4

	$4,975.2	$4,716.6	$18,260.4	$16,090.5

Operating Profit

Test & Measurement	$161.8	$183.6	$701.2	$751.2
Environmental	196.0	177.0	652.5	622.7
Life Sciences & Diagnostics	261.7	225.2	861.1	402.3
Dental	86.6	60.1	293.1	236.1
Industrial Technologies	154.0	140.5	685.6	655.0
Equity method earnings of Apex joint venture	18.9	21.9	69.9	66.8
Other	(15.9)	(29.1)	(98.3)	(116.9)

	$863.1	$779.2	$3,165.1	$2,617.2

Operating Margins

Test & Measurement	18.7%	21.5%	20.7%	22.2%
Environmental	23.0%	21.9%	21.3%	21.2%
Life Sciences & Diagnostics	14.2%	13.0%	13.3%	8.7%
Dental	15.2%	10.9%	14.5%	11.7%
Industrial Technologies	18.1%	18.1%	20.7%	21.0%

Total	17.3%	16.5%	17.3%	16.3%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.